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EXHIBIT 3.1 (d)

CERTIFICATE OF INCORPORATION
OF

BROKEN ARROW PETROLEUM CO.

ARTICLE I

        The name of the corporation is BROKEN ARROW PETROLEUM CO.

ARTICLE II

        The registered office of the Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, county of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

ARTICLE III

        The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

          "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

ARTICLE IV

        The Corporation is authorized to issue two classes of shares designated serial "Preferred Stock" and "Common Stock," respectively. The number of shares of common stock authorized to be issued is 100,000,000 shares, $.001 par value and the number of shares of preferred stock authorized to be issued is 20,000,000 shares at $.001 par value. Shares of the preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the state of Delaware.

ARTICLE V

        The name and mailing addresses of the incorporators of the Company are:

L. Woodward Smith	P.O Box 5062 Scottsdale, AZ 85261
David S. Smith	9045 E. Altadena Avenue Scottsdale, AZ 85260
L. Andrew Smith	P.O Box 5062 Scottsdale, AZ 85261
Robert S. Rose	4050 Via Dolce #143 Marina del Rey, CA 90292
James W. Munton	13981 Falcon Ridge Drive China Hills, CA 91709
George S. Pupich	7707 Chisholm Avenue Van Nuys, CA 91406
John D; Forrer	3201 So. Ocean Blvd. Apt. 120 Highland Beach, FL 33487
Gerald F. Blake	3015 So. Ocean Blvd. Apt. 120 Highland Beach, FL 33487

ARTICLE VI

        The powers of the incorporator(s) shall terminate upon the filing of this certificate of incorporation, and the names and mailing addresses of the persons to serve as directors until the first annual meeting or stockholders or until successors are elected and qualify are:

Name of Director	Mailing Address
L. Woodward Smith	P.O. Box 5062, Scottsdale, AZ. 85261
David S. Smith	9045 E. Altadena Avenue, Scottsdale, Arizona 85260
L. Andrew Smith	P.O. Box 5062, Scottsdale, AZ. 85261
Robert S. Rose	4050 Via Dolce #143 Marina del Rey, CA 90292
James W. Munton	13981 Falcon Ridge Drive China Hills, CA 91709
George S. Pupich	7707 Chisholm Avenue Van Muvs, CA 91406
John. Forrer	3201 So. Ocean Blvd. Apt. PH2 Highland Beach, FL 33487
Gerald F. Blake	3015 So. Ocean Blvd. Apt. 12D Highland Beach, FL 33487

        The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

ARTICLE VII

        No contract or transaction between the corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting or the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          1.     The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          2.     The material f acts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          3.     The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

        Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

        The board of directors shall have the power to make, adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

        Section 1.    No Personal Liability,    The personal liability of any director, officer, agent, or shareholder is hereby eliminated to the greatest extent possible as provided by Delaware law.

        Section 2.    Elimination of Certain Liability of Directors.    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

            (i)  for any breach of the director's duty of loyalty to the Corporation or its stockholders;

           (ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (iii)  under section 174 of the Delaware General Corporation Law; or

          (iv)  for any transaction from which the director derived an improper personal benefit.

        Section 3.    Indemnification and Insurance.

          (a)    Right to indemnification.    Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a "proceeding") , by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceedings, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b)    Right of Claimant to Bring Suit.    If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c)    Non-Exclusively of Rights.    The right to indemnification and the payment or expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (d)    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        The undersigned, for the purpose of forming a corporation under the laws of the state of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true; and have executed this Certificate of Incorporation.

Dated this 31st day of May, 1991.
/s/ L. WOODWARD SMITH L. Woodward Smith
/s/ DAVID S. SMITH David S. Smith
/s/ L. ANDREW SMITH L. Andrew Smith
/s/ ROBERT S. ROSE Robert S. Rose
/s/ JAMES W. MUNTON James W. Munton
/s/ GEORGE S. PUPICH George S. Pupich
/s/ JOHN D. FORRER John D. Forrer
/s/ GERALD F. BLAKE Gerald F. Blake

State of Arizona

          ss.

County of Maricopa

        On the 31st day of May, 1991, personally appeared before me L. Woodward Smith, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of May, 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Arizona
my Commission Expires: March 4, 1994

State of Arizona

County of Maricopa

        On the 31st day of May, 1991, personally appeared before me David S. Smith! Who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of May, 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Tempe Arizona
My Commission Expires: March 4, 1994

State of Arizona

County of Maricopa

        On the 31st day of May,1991 personally appeared before me L. Andrew Smith, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my band and seal this 31st day of May, 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Tempe Arizona
My Commission Expires: March 4, 1994

State of California

County of Los Angeles

        On the 5th day of June, 1991, personally appeared before me Robert S. Rose,, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of June 1991.

NOTARY PUBLIC:	/s/ GINA A. HABER
Residing at: Los Angeles, CA
My Commission Expires: 3/21/94

State of Arizona

County of Maricopa

        On the 31st day of May,1991, personally appeared before me James W. Munton, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of May 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Tempe, Arizona
My Commission Expires: March 4, 1994

State of Arizona

County of Maricopa

        On the 31st day of May, 1991, personally appeared before me George S. Pupich, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of May, 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Tempe, Arizona
My Commission Expires: March 4, 1994

State of Arizona

County of Maricopa

        on the 31st day of May, 1991, personally appeared before me John D. Forrer, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of May, 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Arizona
My Commission Expires: March 4, 1996

State of Arizona

County of Maricopa

        on the 31st day of May, 1991, personally appeared before me Gerald F. Blake, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of May, 1991.

NOTARY PUBLIC:	/s/ LINDA K. CURRY
Residing at: Tempe, Arizona
My Commission Expires: March 4, 1994

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  EXHIBIT 3.1 (d)
CERTIFICATE OF INCORPORATION OF BROKEN ARROW PETROLEUM CO.